SHARE EXCHANGE AGREEMENT

by and between

VITALITY BIOPHARMA, INC.

and

SUMMIT HEALTHTECH, INC.

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of October 19, 2018 by and between Vitality Biopharma, Inc. (“Vitality Biopharma”), a Nevada corporation, and the shareholders of Summit Healthtech, Inc., (“Summit Healthtech”), a Nevada corporation. Vitality Biopharma and the shareholders of Summit Healthtech are sometimes referred to herein each as a “Party” and collectively as the “Parties”.

WHEREAS, all of the shareholders of Summit Healthtech (the “Healthtech Shareholders”), will execute counterpart signature pages hereto;

WHEREAS, the Healthtech Shareholders desire to transfer all of the outstanding shares of Summit Healthtech to Vitality Biopharma, transferring each share of common stock of Summit Healthtech in exchange for two (2) shares of Vitality Biopharma common stock;

WHEREAS, Vitality Biopharma desires to issue 6,000,000 shares of Vitality Biopharma, Inc. $0.001 par value common stock (“Vitality Biopharma Shares”) to the Healthtech Shareholders in exchange for all of the outstanding shares of Summit Healthtech’s $0.001 par value common stock (“Summit Healthtech Shares”);

WHEREAS, the Parties intend for the transactions described herein to qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, the Board of Directors of Vitality Biopharma and the Sole Director of Summit Healthtech have determined that an acquisition of Summit Healthtech’s outstanding shares by Vitality Biopharma through a voluntary exchange with the Healthtech Shareholders (the “Share Exchange”), upon the terms and subject to the conditions set forth in this Agreement, would be fair and in the best interests of their respective shareholders, and such Boards of Directors, along with the Healthtech Shareholders, have approved such Share Exchange, pursuant to which the issued and outstanding Summit Healthtech Shares immediately prior to the Effective Time (as defined below) will be exchanged for the right to receive the Vitality Biopharma Shares.

NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1

SHARE EXCHANGE

1.1 Terms of the Share Exchange.

(a) Upon the terms and subject to the conditions of this Agreement, Healthtech Shareholders do hereby transfer, assign and deliver to Vitality Biopharma in a voluntary share exchange, as of the Effective Time, and Vitality Biopharma does hereby accept from Healthtech Shareholders, 3,000,000 Summit Healthtech Shares, which constitutes all of the issued and outstanding capital stock of Summit Healthtech in exchange for the issuance and delivery to Healthtech Shareholders of certificates totaling 6,000,000 Vitality Biopharma Shares.

(b) Healthtech Shareholders, as of the Effective Time, hereby convey to Vitality Biopharma good, valid and marketable title to the Summit Healthtech Shares free and clear of any and all liens, encumbrances, liabilities, obligations, restrictions (other than applicable securities laws restrictions) or rights of others of any character whatsoever. On the date specified in Section 1.2 below, Healthtech Shareholders shall deliver to Vitality Biopharma stock certificates evidencing the Summit Healthtech Shares registered in the name of Healthtech Shareholders, duly endorsed to Vitality Biopharma on the reverse thereof or accompanied by a duly executed stock power, as is necessary to enable their transfer.

(c) Vitality Biopharma, as of the Effective Time, does hereby convey to Healthtech Shareholders good, valid and marketable title to the Vitality Biopharma Shares free and clear of any and all liens, encumbrances, liabilities, obligations, restrictions (other than applicable securities laws restrictions) or rights of others of any character whatsoever, except as specified within a separate lock-up agreement entered into with each Healthtech Shareholder. On the date specified in Section 1.2 below, Vitality Biopharma shall deliver to Healthtech Shareholders stock certificates evidencing the Vitality Biopharma Shares registered in the name of each Healthtech Shareholder. The Vitality Biopharma Shares shall be allocated amongst the Healthtech Shareholders in the same proportion in which the Summit Healthtech Shares were held by such Healthtech Shareholders.

1.2 Effective Time; Time and Place of Closing.

(a) The Share Exchange shall become effective at 11:59 P.M. Eastern Time on the day specified by the Parties and otherwise at 11:59 P.M. Eastern Time on the day specified as the closing date (the “Effective Time”). The delivery of certificates contemplated by this Agreement will take place on the day immediately following the Effective Time at Vitality Biopharma’s principal offices or electronically as may be mutually agreed upon by the Parties.

1.3 Charters, Other Governing Documents and Directors and Officers.

(a) The charters and other governing documents of each of Vitality Biopharma and Summit Healthtech in effect immediately prior to the Effective Time are not amended hereby and shall remain in effect after the Effective Time until duly amended or repealed.

(b) The officers and directors of Vitality Biopharma and Summit Healthtech, together with such additional persons as may thereafter be elected, shall continue to serve as the directors and officers of such entities from and after the Effective Time.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF HEALTHTECH SHAREHOLDERS

Healthtech Shareholders hereby represent and warrant to Vitality Biopharma as follows, severally and not jointly:

2.1 Organization, Standing, and Power.

Summit Healthtech is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its assets. Summit Healthtech is duly qualified or licensed to transact business as a foreign corporation in good standing in California and each other state of the United States where the character of its assets or the nature or conduct of its business requires it to be so qualified or licensed.

2.2 Authority of Healthtech Shareholders; No Breach By Agreement.

Each Healthtech Shareholders has the power and authority necessary to execute and deliver this Agreement and to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Share Exchange, have been duly and validly authorized by all necessary action in respect thereof on the part of such Healthtech Shareholders. This Agreement represents a legal, valid, and binding obligation of such Healthtech Shareholder, enforceable against such Healthtech Shareholder in accordance with its terms.

2.3 Capital Stock.

Assuming no breach of a representation or warranty of and by the other Healthtech Shareholders, the Healthtech Shareholders are together the beneficial owner of all right, title and interest (legal and beneficial) in and to all issued and outstanding Summit Healthtech Shares, free and clear of all liens and encumbrances, except for restrictions on resale pursuant to applicable state and federal securities laws. Assuming no breach of a representation or warranty of and by the other Healthtech Shareholders, upon the Effective Time, good, valid and marketable title to all issued and outstanding Summit Healthtech Shares, free and clear of all liens, encumbrances, equities or claims, will be transferred to and held by Vitality Biopharma.

2.4 Absence of Changes.

Except as contemplated by this Agreement and the transactions contemplated hereby, since the closing of the Share Purchase Agreement between the shareholders of The Control Center and Summit Healthtech dated October 12, (a) Summit Healthtech has conducted its business in the ordinary course in all material respects, and (b) there has not been any change, event, circumstance, development or effect that individually or in the aggregate has had, or is reasonably likely to have, a material adverse effect on Summit Healthtech or its business.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF VITALITY BIOPHARMA

Vitality Biopharma hereby represents and warrants to Healthtech Shareholders as follows:

3.1 Organization, Standing, and Power.

Vitality Biopharma is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its assets. Vitality Biopharma is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States where the character of its assets or the nature or conduct of its business requires it to be so qualified or licensed.

3.2 Authority of Vitality Biopharma; No Breach By Agreement.

(a) Vitality Biopharma has the corporate power and authority necessary to execute and deliver this Agreement and to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Share Exchange, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Vitality Biopharma. This Agreement represents a legal, valid, and binding obligation of Vitality Biopharma enforceable against Vitality Biopharma in accordance with its terms.

(b) Neither the execution and delivery of this Agreement by Vitality Biopharma, nor the consummation by Vitality Biopharma of the transactions contemplated hereby, will (i) conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of Vitality Biopharma or (ii) constitute or result in a default under, or require any consent pursuant to, any law, rule, regulation or order applicable to Vitality Biopharma or any of its material assets.

3.3 Securities Purchase Agreement Representations and Warranties.

The representations and warranties set forth in Article III of that certain Securities Purchase Agreement, between the Purchasers and Vitality Biopharma, dated October 19, 2018 (the “Securities Purchase Agreement”) shall be deemed incorporated herein, as if such representations and warranties given by Vitality Biopharma to each Purchaser (as defined in the Securities Purchase Agreement) are given to each Healthtech Shareholder, and any representations concerning the Securities (as defined in the Securities Purchase Agreement) are given in reference to the Vitality Biopharma Shares.

ARTICLE 4

UNITED STATES INCOME TAX TREATMENT

4.1 Income Tax Treatment.

For all United States income tax purposes, the Parties intend for the Share Exchange to qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Code. The Parties shall report the Share Exchange for all United States income tax purposes consistent therewith, and shall not take any position inconsistent with this Section 4.1 in the course of any tax audit, tax review or tax litigation matter relating hereto. For all Canadian income tax purposes, the Parties intend for the Share Exchange to qualify as a tax-free exchange under section 85.1 (5) of the Income Tax Act of Canada, and the exchange of shares is strictly for the value of the Summit shares and not related to any past or future compensation.

ARTICLE 5

TERMINATION

5.1 Termination.

Notwithstanding any other provision of this Agreement, this Agreement may be terminated and the Share Exchange abandoned at any time prior to the Effective Time: (a) by the mutual written agreement of Healthtech Shareholders and Vitality Biopharma; or (b) by either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) if the other Party is in material breach of a representation, warranty or covenant contained herein that cannot be cured prior to the Effective Time. In the event of the termination and abandonment of this Agreement pursuant to this Section 5.1, this Agreement shall become void in its entirety and have no effect and neither party shall have any liability to any other Party hereunder.

ARTICLE 6

MISCELLANEOUS

6.1 Entire Agreement.

This Agreement constitutes the entire agreement between the Parties with respect to the Share Exchange and the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any person or entity, whether as third party beneficiaries or otherwise, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

6.2 Amendments and Waivers.

To the extent permitted by applicable law, this Agreement may be amended by a subsequent writing signed by each of the Parties. No waiver in one or more instances shall be deemed to be or construed as a waiver of any other condition or of the breach of any other term of this Agreement or a waiver for any period, except as expressly stated in such waiver.

6.3 Assignment.

Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

6.4 Governing Law.

Regardless of any conflict of law or choice of law principles that might otherwise apply, the Parties agree that this Agreement shall be governed by and construed in all respects in accordance with the laws of the State of Nevada.

6.5 Payment of Expenses.

Each Party will pay its own expenses, if any, incurred in connection with the Share Exchange.

6.6 Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

6.7 Captions; Articles and Sections.

The captions, headings and section references contained in this Agreement are for convenience of reference only and are not to be considered in interpreting the provisions of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

6.8 Severability.

Any term or provision of this Agreement which is invalid or unenforceable, shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable this Agreement or any of its remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

VITALITY BIOPHARMA INC.

By:
Name:	Robert Brooke
Title:	Chief Executive Officer

HEALTHTECH SHAREHOLDER COUNTERPART SIGNATURE PAGE TO

SUMMIT HEALTHTECH INC.

SHARE EXCHANGE AGREEMENT

The undersigned, desiring to enter into the Share Exchange Agreement among Vitality Biopharma Inc., a Nevada corporation, and the shareholders that are party thereto, dated October ___, 2018, as the same may be amended and/or restated from time to time (the “Agreement”), hereby executes this Counterpart Signature Page to be attached to the Agreement and agrees to all the terms and provisions thereof and to be bound thereby. Execution of this Counterpart Signature Page shall constitute execution of the Agreement, and when such page is attached thereto, shall become a party thereof.

IN WITNESS WHEREOF, the undersigned has executed this Counterpart Signature Page to Agreement, as of the Effective Time.

If an Entity:	If an Individual:

(Signature of Authorized Representative of Shareholder)	(Signature of Shareholder)

(Printed Name of Shareholder)	(Printed Name of Shareholder)

(Printed Name and Title of Authorized Representative of Shareholder